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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Transocean Sedco Forex Inc. for the registration of $700,000,000 of 6.625% Notes due 2011 and $600,000,000 7.500% Notes due 2031, and to the incorporation by reference therein of our report dated January 25, 2001, with respect to the consolidated balance sheets as of December 31, 2000 and 1999, and the related consolidated statements of operations, equity and cash flows for the year ended December 31, 2000 and the related combined statements of operations, equity and cash flows for the year ended December 31, 1999 (and the related financial statement schedule) of Transocean Sedco Forex Inc. included in its Annual Report
(Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


                                 /s/ Ernst & Young LLP

Houston, Texas
April 30, 2001